Exhibit 99.1 - News Release – September 29, 2015.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

Lee presents business update at Deutsche Bank conference
NEWS RELEASE
DAVENPORT, Iowa (September 29, 2015) - At today’s Deutsche Bank 23rd Annual Leveraged Finance Conference in Scottsdale, Arizona, Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 50 markets, will provide a review of its digital sales and audience strategies, along with a financial update.
The presentation is available at lee.net. It includes remarks by Mary Junck, chairman and chief executive officer; Kevin Mowbray, executive vice president and chief operating officer; and Ron Mayo, vice president, chief financial officer and treasurer.

ABOUT LEE
Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.0 million daily and 1.4 million Sunday, reaching more than three million readers in print alone. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100